UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 2, 2023

BioPlus Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41116	98-1583272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Madison Avenue
Suite 800
New York, New York 10016
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 287-4092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	BIOSU	The Nasdaq Stock Market LLC
Class A Ordinary Share, par value $0.0001 per share	BIOS	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	BIOSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

This section describes the material provisions of the Business Combination Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1. Unless otherwise defined herein, the capitalized terms used below are defined in the Business Combination Agreement.

Business Combination Agreement

On May 2, 2023, BioPlus Acquisition Corp., a Cayman Islands exempted company (“BIOS”), Guardian Merger Subsidiary Corp., a Delaware corporation and a direct wholly owned subsidiary of BIOS (“Merger Sub”), and Avertix Medical, Inc. (f/k/a Angel Medical Systems, Inc.), a Delaware corporation (“Avertix”), and, solely with respect to Section 3.03(b) and Section 7.21 of the Business Combination Agreement (as defined below), BioPlus Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement”), pursuant to which Merger Sub will merge with and into Avertix (the “Merger,” and together with the other transactions related thereto, the “Transactions”), with Avertix surviving the Merger as a direct wholly owned subsidiary of BIOS.

The Domestication

Pursuant to the Business Combination Agreement, prior to (but no later than the day preceding) the closing of the Merger (the “Closing”) and following the exercise of their redemption right by the shareholders of BIOS (the “BIOS Shareholders”), BIOS will domesticate as a Delaware corporation in accordance with the Delaware General Corporation Law and the Companies Act (as revised) of the Cayman Islands (the “Domestication”). Upon the effectiveness of the Domestication, BIOS will change its name to “Avertix Medical, Inc.” (“New Avertix”).

Upon the effectiveness of the Domestication, (i) each then issued and outstanding Class A ordinary share, par value $0.0001 per share, of BIOS will convert automatically into one (1) share of common stock, par value $0.0001 per share, of New Avertix (the “New Avertix Common Stock”), (ii) each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of BIOS will convert automatically into one (1) share of New Avertix Common Stock, (iii) each then issued and outstanding BIOS warrant exercisable to purchase one Class A ordinary share of BIOS will convert automatically into one New Avertix warrant exercisable to purchase one share of New Avertix Common Stock and (iv) each unit consisting of one Class A ordinary share of BIOS and one-half of one BIOS warrant will convert automatically into a unit consisting of one share of New Avertix Common Stock and one-half of one New Avertix warrant.

Transaction Consideration

Upon the consummation of the Merger, (i) each share of Avertix common stock, par value $0.001 per share (“Avertix Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be canceled and converted into the right to receive (A) a number of shares of BIOS Common Stock equal to the Exchange Ratio (as defined in the Business Combination Agreement) and (B) the holder of such Avertix Common Stock’s contingent right to receive such holder’s pro rata share of the Avertix Earnout Shares (as defined below) in accordance with the terms of the Business Combination Agreement, in each case, without interest, and (ii) each option to purchase shares of Avertix Common Stock (“Avertix Option”) that is outstanding and unexercised as of immediately prior to the Effective Time, whether then vested or unvested, will be assumed by New Avertix and converted into (A) an option to purchase a number of shares of New Avertix Common Stock (rounded down to the nearest whole share) (“Exchanged Option”) equal to (x) the number of shares of Avertix Common Stock subject to such Avertix Option immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (1) the exercise price per share of such Avertix Option immediately prior to the Effective Time, divided by (2) the Exchange Ratio and (B) the holder of such Avertix Option’s contingent right to receive such holder’s pro rata share of the Avertix Earnout Shares in accordance with the terms of the Business Combination Agreement.

Following the Closing, as additional consideration for the Merger and the other Transactions, eligible equityholders of Avertix will be entitled to receive their respective pro rata share of 2,970,000 shares of New Avertix Common Stock (the “Avertix Earnout Shares”) in two equal tranches, each contingent upon New Avertix’s achievement of the applicable stock price milestones (the “Triggering Events”) during the Earnout Period; provided that, with respect to any holder of a unvested Exchanged Option, an award of restricted stock units for a number of Avertix Earnout Shares otherwise issuable to such holder and subject to the same vesting terms as the unvested Exchanged Option will be issued to such holder in lieu of any Avertix Earnout Shares.

At the Effective Time, a portion of the Sponsor’s founder shares, consisting of 1,150,000 Class B ordinary shares of BIOS as of the date hereof (the “Sponsor Earnout Shares”), will become unvested and subject to vesting and forfeiture, and will thereafter become vested only upon the occurrence of the applicable Triggering Event in the same proportion as the issuance of Avertix Earnout Shares to eligible equityholders of Avertix upon the occurrence of such Triggering Event. The Sponsor Earnout Shares are subject to reduction in connection with certain additional financing permitted under the Business Combination Agreement, and will be forfeited if the applicable Triggering Events do not occur during the Earnout Period.

Representations, Warranties and Covenants

The parties to the Business Combination Agreement (the “Parties”) have made customary representations, warranties and covenants, including, among others, with respect to the conduct of the businesses of Avertix and BIOS during the period between execution of the Business Combination Agreement and the Closing (the “Interim Period”). Certain of the representations are subject to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement.

The Parties have agreed to take all actions necessary or appropriate such that, as of immediately following the Closing, New Avertix’s board of directors will be divided into three classes and be composed of a total of seven (7) directors, which directors shall include Ross Haghighat, two (2) individuals designated by the Sponsor and four (4) individuals designated by Avertix.

The Parties have agreed that, during the Interim Period, BIOS may sell to any other person in a private placement additional shares of BIOS’ equity that have the same rights, privileges and preferences as the shares of New Avertix Common Stock to be issued to the stockholders of Avertix pursuant to the terms of the Business Combination Agreement and at a price per share not less than $10.00 per share. At the Closing, subject to the terms and conditions of the Business Combination Agreement, convertible note financing provided by the Sponsor prior to the Closing will be repaid at the Closing or converted into New Avertix units pursuant to their terms.

Conditions to Closing

The obligations of Avertix and BIOS to consummate the Transactions are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of various conditions, including, among other things: (i) the accuracy of the representations and warranties of BIOS and Avertix, respectively; (ii) the performance by BIOS and Avertix, respectively, of its covenants and agreements; (iii) the absence of any material adverse effect that is continuing with respect to Avertix during the Interim Period, (iv) the approval of Avertix’s stockholders and BIOS’ shareholders; (v) the effectiveness of a registration statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Transactions (the “Registration Statement”) and the submission by BIOS of the supplemental listing application to the Nasdaq Stock Market; (vi) the receipt of requisite government approvals; (vii) BIOS having at least $5,000,001 of net tangible assets following the exercise of Redemption Rights provided in accordance with the organizational documents of BIOS; and (viii) as a condition to Avertix’s obligations to consummate the Transactions, the total cash and cash equivalents of BIOS at the Closing, after giving effect to redemptions by BIOS Shareholders, additional financing permitted under the Business Combination Agreement (including repayment of convertible notes issued to the Sponsor, if applicable) and payment of transaction expenses, being no less than $40,000,000.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of BIOS and Avertix; (ii) subject to certain cure periods, by either BIOS or Avertix, as applicable, if there has been a breach of any representation, warranty, covenant or other agreement made by BIOS or Avertix, as applicable, that would result in the failure of related closing conditions; (iii) by either BIOS or Avertix if the Effective Time does not occur prior to December 31, 2023, subject to certain exceptions; (iv) by either BIOS or Avertix if the transaction is prohibited by a final, non-appealable law or a government order; (v) by either BIOS or Avertix if requisite approval is not obtained from BIOS Shareholders at the extraordinary general meeting of BIOS Shareholders contemplated by the Business Combination Agreement; and (vi) by BIOS if requisite approval is not obtained from Avertix’s stockholders within 2 business days after the Registration Statement becomes effective.

The foregoing description of the Business Combination Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Business Combination Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about BIOS, Avertix or any other party to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in public disclosures by BIOS.

Proxy and Registration Statement

As promptly as practicable after the date of the Business Combination Agreement, BIOS will prepare and file with the SEC a proxy and registration statement on Form S-4 (as amended or supplemented from time to time, the “Proxy”) to be sent to the BIOS Shareholders relating to the extraordinary meeting of the BIOS Shareholders to be held to consider (i) approval and adoption of the Business Combination Agreement and the Transactions, (ii) approval of the issuance of BIOS Common Stock as contemplated by the Business Combination Agreement, (iii) approval of the proposed certificate of incorporation and bylaws of BIOS to be adopted upon the Domestication, (iv) election of directors to New Avertix’s board of directors, (v) approval of the adoption of an equity incentive plan in substantially the form attached to the Business Combination Agreement, (vi) approval of the adoption of an employee stock purchase plan in substantially the form attached to the Business Combination Agreement and (vii) any other proposals the parties deem necessary to effectuate the Transactions.

Stock Exchange Listing

BIOS will use its reasonable best efforts to cause the shares of New Avertix Common Stock to be issued in connection with the Transactions to be approved for listing on the Nasdaq Capital Market at the Closing. During the Interim Period, BIOS shall use its reasonable best efforts to keep its shares, units and warrants listed for trading on the Nasdaq Global Market.

Related Agreements

Registration Rights Agreement

At the Closing, BIOS, the Sponsor, the executive officers and directors of BIOS, and certain equityholders of Avertix will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the parties thereto will be granted customary registration rights with respect to shares of New Avertix Common Stock.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Lock-Up Arrangements

The Sponsor, holders of Placement Units, and Avertix equityholders will be subject to lock-up restrictions (the “Lock-Up”) contained in the proposed bylaws of New Avertix pursuant to which, without the prior written consent of New Avertix’s board of directors, during the period commencing on the date of the Closing and ending on the date that is the one-year anniversary of the Closing, such parties will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, such shares or other equity securities (the “Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of New Avertix Common Stock; provided, however, (a) if at any time 151 days after the Closing, the closing share price of New Avertix Common Stock is greater than or equal to $12.50 over any 20 trading days within any consecutive 30 trading day period (“Initial Price Target”), then one-third (1/3) of the Lock-Up Securities shall automatically be released from the Lock-Up, and (b) if at any time 151 days after the Closing, the closing share price of the New Avertix Common Stock is greater than or equal to $15.00 over any 20 trading days within any consecutive 30 trading day period (“Second Price Target”), then an additional one-third (1/3) of the Lock-Up Securities shall be released from the Lock-Up. For clarity, in the event that the Initial Price Target and/or the Second Price Target are not met, then the Lock-up Period shall terminate for all Lock-up Securities on the one-year anniversary of the Closing. The lock-up restrictions contain customary exceptions, including for estate planning transfers, affiliates transfers, certain open market transfers and transfers upon death or by will.

Pursuant to an amendment to that certain letter agreement by and between BIOS, its officers and directors, and the Sponsor, dated December 2, 2021, to be entered into at the Closing (the “Letter Agreement Amendment”) and Registration Rights Agreement, the lock-up restrictions for the Sponsor At-Risk Capital Lockup Shares, the Placement Shares and Placement Warrants (each as defined in the Letter Agreement Amendment) will lapse upon the six-month anniversary of the Closing, unless the Initial Price Target or Second Price Target are achieved before such date.

The foregoing description of the Lock-Up, and Letter Agreement Amendment and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of the New Avertix’s bylaws, the form of the Letter Agreement Amendment and the form of Registration Rights Agreement, copies of which are included as Exhibit B to the Business Combination Agreement included as Exhibit 2.1 to this Current Report on Form 8-K, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Stockholder Support Agreement

On May 2, 2023, BIOS, Avertix, and certain affiliate stockholders of Avertix (“Key Avertix Holders”) entered into Stockholder Support Agreements (the “Stockholder Support Agreements”) pursuant to which the Key Avertix Holders agreed to, among other things, (i) waive any appraisal rights in connection with the Merger and (ii) consent to and vote in favor of the Business Combination Agreement and the Transactions.

The foregoing description of the Stockholder Support Agreements is qualified in its entirety by reference to the full text of the form of Stockholder Support Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

Sponsor Support Agreement

On May 2, 2023, BIOS, the Sponsor, and Avertix entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”) pursuant to which, among other things, the Sponsor has agreed to (i) vote all of its ordinary shares in favor of the proposals being presented at the extraordinary general meeting of BIOS Shareholders, (ii) waive the anti-dilution or similar protections with respect to the Sponsor’s founder shares, consisting of 5,750,000 Class B ordinary shares of BIOS as of the date hereof, in connection with the consummation of the Transactions and (iii) not redeem any of its shares in connection with the vote to approve the Transactions.

The foregoing description of the Sponsor Support Agreement is qualified in its entirety by reference to the full text of the Sponsor Support Agreement, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 3, 2023, BIOS issued a press release announcing the execution of the Business Combination Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Furnished as Exhibit 99.2 is a copy of an investor presentation to be used by BIOS in connection with the Transactions.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information About the Transactions and Where to Find It

In connection with the proposed Business Combination, BIOS intends to file the Proxy with the SEC. BIOS will mail a definitive proxy statement and other relevant documents to its shareholders. BIOS’ shareholders and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Transactions, as these materials will contain important information about BIOS, Avertix and the Transactions. When available, the definitive proxy statement and other relevant materials for the Transactions will be mailed to shareholders of BIOS as of a record date to be established for voting on the Transactions. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BIOS AND THE TRANSACTIONS. Shareholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: BioPlus Acquisition Corp., 260 Madison Avenue, Suite 800, New York, NY 10026 or by emailing info@biosspac.com.

Participants in the Solicitation

BIOS and its directors and executive officers may be deemed participants in the solicitation of proxies from BIOS’ shareholders with respect to the Transactions. A list of the names of those directors and executive officers and a description of their interests in BIOS is contained in BIOS’ annual report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 31, 2022 and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to BioPlus Acquisition Corp., 260 Madison Avenue, Suite 800, New York, NY 10026 or by emailing info@biosspac.com. Additional information regarding the interests of such participants will be contained in the Proxy.

Avertix and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of BIOS in connection with the Transactions. A list of the names of such directors and executive officers and information regarding their interests in the Transactions will be included in the Proxy.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of BIOS and Avertix to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, statements regarding BIOS’ ability to enter into definitive agreements or consummate a transaction with Avertix and the expected timing of completion of the Transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside BIOS’ and are difficult to predict. Factors that may cause such differences include, but are not limited to: the inability of the Parties to successfully or timely consummate the Transactions; the risk that the Transactions may not be completed by BIOS’ business combination deadline and the potential failure to obtain an extension of the Transactions deadline by BIOS; failure to realize the anticipated benefits of the Transactions; risks relating to the uncertainty of the projected financial information with respect to Avertix; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement; Avertix’s history of operating losses; Avertix’s need for additional capital to support its present business plan and anticipated growth; Avertix’s ability to engage physicians to utilize and prescribe its solution; changes in reimbursement practices; technological changes in Avertix’s market; Avertix’s ability to protect its intellectual property; Avertix’s material weaknesses in financial reporting; and Avertix’s ability to navigate complex regulatory requirements; the ability to maintain the listing of BIOS’ securities on a national securities exchange; the ability to implement business plans, forecasts, and other expectations after the completion of the Transactions; the effects of competition on Avertix’s business; the risks of operating and effectively managing growth in evolving and uncertain macroeconomic conditions, such as high inflation and recessionary environments; continuing risks relating to the COVID 19 pandemic; and risks associated with Avertix’s ability to develop its products and achieve regulatory approvals or milestones on the timelines expected or at all. The foregoing list of factors is not exhaustive.

BIOS cautions that the foregoing list of factors is not exclusive. BIOS cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. BIOS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect BIOS, including its results of operations and financial condition, is set forth under “Risk Factors” in Part I, Item 1A of BIOS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Business Combination Agreement and Plan of Reorganization, dated May 2, 2023, by and among BioPlus Acquisition Corp., Avertix Medical, Inc. and other parties thereto.

10.1	Form of Amended and Restated Registration Rights Agreement.

10.2	Form of Amendment No. 1 to the Sponsor Letter Agreement.

10.3	Form of Stockholder Support Agreement, dated May 2, 2023, by and among BioPlus Acquisition Corp., Avertix Medical, Inc. and other parties thereto.

10.4	Sponsor Support Agreement, dated May 2, 2023, by and among BioPlus Acquisition Corp., Avertix Medical, Inc. and BioPlus Sponsor LLC.

99.1	Press Release, dated May 3, 2023.

99.2	Investor Presentation, dated May 2023.

104.1	Cover page interactive data file (embedded within the Inline XBRL document).

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). BIOS agrees to supplementally furnish a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioPlus Acquisition Corp.

By:	/s/ Ross Haghighat
Name:	Ross Haghighat
Title:	Chief Executive Officer and Chief Financial Officer

Dated: May 3, 2023